UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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Current Report
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 20, 2015
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PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

PetroQuest Energy, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on May 20, 2015. The following proposals were submitted to the holders of the Company’s common stock (the “Common Stock”) for a vote:

1.The election of six nominees to the Board of Directors;

2.The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3.An advisory vote on the Company’s executive compensation.

The results of such votes were as follows:

1.     The following votes were cast in the election of six nominees to the Board of Directors:

			Number of
	Number of Votes	Number of Votes	Broker
Name of Nominee	Voted For	Withheld	Non-Votes
Charles T. Goodson	34,440,652	5,152,896	18,614,197
William W. Rucks, IV	34,043,151	5,550,397	18,614,197
E. Wayne Nordberg	34,009,059	5,584,489	18,614,197
Michael L. Finch	34,048,779	5,544,769	18,614,197
W. J. Gordon, III	34,043,998	5,549,550	18,614,197
Charles F. Mitchell, II, M.D	34,320,289	5,273,259	18,614,197

2.     The following votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Number of Votes	Number of Votes	Number of Votes	Number of
Voted For	Voted Against	Abstaining	Broker Non-Votes
57,057,042	914,903	235,800	—

3.     The following advisory (non-binding) votes were cast to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the 2015 Proxy Statement:

Number of Votes	Number of Votes	Number of Votes	Number of
Voted For	Voted Against	Abstaining	Broker Non-Votes
36,306,025	2,708,002	579,521	18,614,197

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROQUEST ENERGY, INC.

Date:	May 26, 2015	/s/ J. Bond Clement
J. Bond Clement Executive Vice President, Chief Financial Officer (Authorized Officer and Principal Financial Officer)